                                                                    EXHIBIT 10.8

                                AVENUE A, INC.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Agreement is made as of May 4, 1999 by and among Avenue A, Inc., a Washington corporation (the "Company"), and the investors listed on the Schedule of Investors attached as Exhibit A (the "Investors").

     1.  Authorization and Sale of Preferred Shares.

          1.1 Authorization. The Company has authorized the issuance and sale pursuant to this Agreement of shares of its Series C Preferred Stock (the "Shares") having the rights, restrictions, privileges and preferences set forth in the Company's Restated Articles of Incorporation attached as Exhibit B (the "Restated Articles"). The total amount of Common Stock or other securities issuable upon conversion of the Shares is referred to as the "Conversion Stock."

          1.2 Sale of Series C Shares. Subject to the terms and conditions hereof, the Company will issue and sell to the Investors, and each Investor will purchase from the Company, severally and not jointly, the total number of Shares specified opposite such Investor's name on the Schedule of Investors for the purchase price of $1.94 per share at the Closing (as defined hereafter).

     2.  Closing; Delivery.

          2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall be held at 10:00 a.m. on May 4, 1999 (the "Closing Date"), at the offices of Perkins Cole, LLP, 1201 Third Avenue, Ste. 4800, Seattle, WA 98101-3099 or at such other time and place as the Company and the Investors may agree.

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to each Investor a certificate, representing the Shares purchased by the Investor from the Company, against payment of the purchase price therefor by wire transfer of immediately available funds.

     3. Representations and Warranties of the Company. Except as otherwise set forth on the Schedule of Exceptions attached as Exhibit C setting forth the exceptions which correspond to the numbered sections contained in this Section 3, the Company represents and warrants to the Investors as follows:

          3.1 Organization and Standing; Certificate and By-laws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction and the failure to be so qualified would not reasonably be expected to have a material adverse effect on the assets, condition (financial or otherwise), operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted) (a "Material Adverse Effect"). The Company has furnished the Investors with copies of its Articles of Incorporation, all amendments thereto, and Bylaws. Said copies are true, correct and complete and include all amendments through the Closing Date.

          3.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement and to adopt the Restated Articles and the Investors Rights Agreement in the form attached as Exhibit E (the "Investors Rights Agreement"), to sell and issue the Shares hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this Agreement, the Restated Articles and the Investors Rights Agreement.

          3.3  Capitalization.

          (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $0.01 par value, and 17,500,000 shares of Preferred Stock, $0.01 par value, of which 4,000,000 shares have been designated Series A Preferred Stock, 2,580,000 shares have been designated Series B Preferred Stock and 10,000,000 shares have been designated Series C Preferred Stock.

          (b) Immediately prior to the Closing, 12,407,332 shares of Common Stock, 3,998,474 shares of Series A Preferred Stock, 2,580,000 shares of Series B Preferred Stock and no shares of Series C Preferred Stock are issued and outstanding. The holders of record of the presently issued and outstanding shares of capital stock of the Company immediately prior to the Closing Date are as set forth in shareholder lists included in Section 3.3(b) of the Schedule of Exceptions. All issued and outstanding shares of the Company's capital stock are duly authorized and validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The rights, privileges and preferences of each series of Preferred Stock will be as set forth in the Restated Articles.

          (c) Except for (i) the conversion privileges of the Preferred
Stock, (ii) 6,750,000 shares of Common Stock reserved for issuance pursuant to the Company's 1998 Stock Incentive Compensation Plan, of which 407,332 shares have been issued upon exercise of options, 3,639,768 shares are subject to outstanding options, and 2,702,900 shares are available for future grant, (iii) a warrant to purchase 451,807 shares of Common Stock, (iv) the rights set forth in the Investors Rights Agreement, and (v) the rights of first refusal of the Company and the rights of the Company to purchase upon involuntary transfer as set forth in each of the Share Purchase Agreements entered into between the Company and each purchaser of the Company's Series A Preferred Stock and in each of the Series B Preferred Stock Share Purchase Agreements entered into between the Company and each purchaser of the Company's Series B Preferred Stock, there are no outstanding shares of capital stock or outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock.

          3.4 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

          3.5 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Investors Rights Agreement, the authorization, issuance, sale and delivery of the Shares and the Conversion Stock, and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement and the Investors Rights Agreement are valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares and the Conversion Stock, when issued in compliance with the provisions of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws, and will have the rights, preferences and privileges described in the Restated Articles; and the Shares and the Conversion Stock will be free of any liens or encumbrances caused or created by the Company, other than any liens or encumbrances created by the holders; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under applicable securities laws as set forth herein. The Shares, the Conversion Stock and the issuance thereof are not subject to any preemptive rights, rights of first refusal or similar rights.

          3.6 Outstanding Indebtedness. The Company has no indebtedness for borrowed money which the Company has directly or indirectly created, incurred, assumed or guaranteed, or with respect to which the Company has become directly or indirectly liable. Except for liabilities and obligations with respect to the purchase advertising from publisher web-sites which have arisen in the ordinary course of business, the Company has no liability or obligation, absolute or contingent, other than liabilities or obligations of less than $50,000 each and in the aggregate less than $250,000, under purchase orders, sales contracts, real property leases, equipment leases or similar obligations, all incurred in the ordinary course of business.

          3.7 Financial Statements. The Company has delivered to each Investor its audited balance sheet and statement of shareholder's equity at December 31, 1998, its audited consolidated statements of operations and cash flows for the year ended December 31, 1998, its unaudited consolidated statements of operations and cash flows for the quarter ended March 31, 1999, and its unaudited balance sheet at March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (subject, in the case of unaudited financial statements, to normal nonmaterial year end audit adjustments and the omission of footnotes). The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and during the periods, indicated therein. Since December 31, 1998, there has been no material adverse change in the business, financial condition or results of operations of the Company.

          3.8 Title to Properties and Assets. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, loan, encumbrance or charge, except (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances (of which the Company has no knowledge) which do not in any case have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to property it leases as lessee or subleases as sublessee, the Company is in compliance with such leases or subleases, as the case may be, in all material respects. The Company does not lease any property as lessor.

          3.9 Patents, Trademarks. The Company has full and complete title or ownership of, or license rights to, all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information and other proprietary rights or processes (collectively, "Proprietary Rights"), including Proprietary Rights which comprise trade secret rights (hereinafter, "Trade Secrets"), necessary for the operation of its business as now conducted with no known conflict with or infringement of the rights of others. Except as set forth in Section 3. 9 of the Schedule of Exceptions, there are no outstanding material options, material licenses, or material agreements of any kind related to the foregoing, nor is the Company bound by or a party to any material options, material licenses or material agreements with respect to the patents, patent applications, licenses, trade marks, service marks, trade names, inventions, franchises, copyrights, trade secrets, information, proprietary rights or processes of any other person or entity. No patents or patent applications are owned or licensed by the Company. The Company has taken all reasonable actions and made all reasonably necessary or appropriate applications and filings pursuant to applicable laws to perfect or protect its interests in all Proprietary Rights. The execution, delivery and performance of this Agreement, the Investors Rights Agreement and the Restated Articles and the consummation of the transactions contemplated hereby and thereby will not (A) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Proprietary Right, or (B) in any way impair the right of the Company to use, sell, license or dispose of or to bring any action for the infringement of, any Proprietary Right or any products or technology being designed or developed by the Company (collectively, "Products"). There is no claim or litigation pending or, to the Company's knowledge, threatened contesting the validity, ownership or right to use, sell, license or dispose of any Proprietary Right. To the Company's knowledge, no third party is infringing on any Proprietary Right where such infringement could materially limit the protection afforded by the Proprietary Rights to the use, sale, license, sublicense or disposition of Products or prevent the future enforcement of such Proprietary Right. The Company has not received any written or, to its knowledge, oral communications alleging that the Company has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity. To the Company's knowledge, none of its employees or consultants (sometimes collectively referred to as "service providers") is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of the service provider's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. To the Company's knowledge, neither the execution nor delivery of this Agreement, nor the operation of the Company's business by the service providers of the Company, nor the conduct of the Company's business as now conducted or as currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such service providers is now obligated.

          3.10 Compliance with Other Instruments, None Burdensome. The Company is not in violation of any term of its Restated Articles or Bylaws nor is the Company in violation of or in default in any material respect under the terms of any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree, or order or, to the Company's knowledge, any statute, rule or regulation applicable to the Company, its business, operations, properties or assets which violation or default would have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement and the Investors Rights Agreement and the consummation of the transactions contemplated hereby and thereby, have not resulted and will not (i) result in any such violation, (ii) be in conflict with or constitute a default under any such term, (iii) result in the creation of any lien, mortgage, pledge, encumbrance or charge upon any of the properties or assets of the Company, (iv) result in the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties or (v) result in or give to any person or entity any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or any right of termination, cancellation, acceleration or modification in or with respect to any contract to which it is a party. The Company is not a party to and is not bound by any judgment, order or injunction, which would reasonably be expected to likely result in a Material Adverse Effect.

          3.11 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or any of its officers or directors in his or her capacity as an officer or director, as the case may be, of the Company, which would reasonably be expected to likely result in a Material Adverse Effect (nor, to the Company's knowledge, is there any threat thereof). To the Company's knowledge, there are no actions pending or threatened involving the prior employment of any of the Company's service providers or former service providers or their obligations under any agreements with prior employers, the use in connection with the Company's business of any information or techniques allegedly proprietary to any of its former service providers, or obligations under any agreements with the prior employers of such current or former service providers which would reasonably be expected to likely result in a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          3.12 Tax Returns. The Company has filed or obtained extensions for all federal, state and other tax returns and reports which are required to have been filed and has paid all taxes and other assessments which have become due and payable. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Effect. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities, there is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the financial statements or, if adversely determined against the Company, would have a Material Adverse Effect. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has, within the time frame required under applicable federal and state withholding requirements, paid the same to the proper tax receiving officers or authorized depositaries.

          3.13 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. The Company does not have any employment contracts, deferred compensation agreements or bonus, incentive or profit sharing plans, either currently in effect or proposed, except the 1998 Stock Incentive Compensation Plan adopted by the Company's Board of Directors and shareholders covering the sale of up to 6,750,000 shares of Common Stock to employees, consultants, directors, officers, agents, advisors and independent contractors. The Company has no collective bargaining agreements with any of its service providers and there is no labor union organizing activity pending or, to the Company's knowledge, threatened, with respect to the Company. All employees of the Company have signed a Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement in substantially the form furnished to Special Counsel and all consultants to the Company have signed agreements providing for maintenance of the confidentiality of the Company's proprietary information. There is no strike or other labor dispute involving the Company pending or, to the Company's knowledge, threatened, that would have a Material Adverse Effect. The employment of each employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

          3.14 Insurance. The Company maintains valid fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. None of such policies will terminate or lapse by reason of the transactions contemplated by this Agreement. Each such policy is valid and binding and in full force and effect, all premiums due thereunder have been paid when due and neither the Company nor any other person or entity to which such policy was issued has received any notice of cancellation or termination in respect of any such policies or is in default thereunder, and the Company does not know of any reason or state of facts that could lead to the cancellation of such policies. Such policies, in light of the business, operations, assets, and properties of the Company are in amounts and have coverages, including without limitation, insurance against loss, damage, theft, general liability, and other risks, that are reasonable and customary for entities engaged in such businesses and operations and having such assets and properties. The Company has not received notice that any insurer under any such policy is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

          3.15 Registration Rights. Except as provided in the Investors Rights Agreement, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

          3.16  Consents.

          (a) No consent, approval, order, action or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the Investors Rights Agreement or the offer, sale or issuance of the Shares (and the Conversion Stock), or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the " 1933 Act" or the "Act"), and (ii) qualification or registration (or taking such action as may be necessary to secure an exemption from qualification or registration, if available) of the offer and sale of the Shares (and the Conversion Stock) under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

          (b) No consent, approval or authorization of any other third party is required in connection with the consummation of the transactions contemplated by this Agreement or the Investors' Rights Agreement.

          (c) The Company has obtained all consents, approvals and authorizations from the holders of its capital stock, including without limitation the holders of Common Stock and Preferred Stock, as are necessary for the consummation of the transactions contemplated by this Agreement and the Investors' Rights Agreement.

          3.17 Securities Law Exemption. Subject to the accuracy of the Investors' representations in Section 4 of this Agreement, the offer, sale and issuance of the Shares and the issuance of the Conversion Stock constitute transactions exempt from the registration and prospectus delivery requirements of the 1933 Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          3.18 Conflict of Interest. Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, 5% or greater shareholders (including affiliated shareholders holding an aggregate of 5% or more of the Company's outstanding voting securities) ("5% Shareholders"), affiliates, or any affiliate thereof. The Company and, to the Company's knowledge, its officers, directors and 5% Shareholders, have no interest (other than as holders of less than 1% of any class of securities of a publicly-traded company), either directly or indirectly, in any entity, including without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which it is now engaged; (ii) is a supplier, customer, creditor, or has an existing contractual relationship with any of its managing employees; (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of its business.

          3.19 Brokers or Finders: Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

          3.20 Disclosure. The copies of all instruments, agreements and other documents delivered by the Company to the Investors or Special Counsel are and will be complete and correct in all respects as of the date of delivery thereof. Neither this Agreement nor written statements in the Exhibits hereto taken as a whole contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were made.

          3.21 Licenses. The Company has all franchises, licenses, permits and other similar authority necessary to the conduct of its business as currently being conducted (federal, state, foreign and local), the failure to obtain which would have a Material Adverse Effect, and such franchises, licenses, permits and other similar authorities are in full force and effect. The Company believes in good faith that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

          3.22  Certain Actions.

               (a) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than loans in connection with employee relocations and ordinary advances for travel expenses, (iii) sold, exchanged or otherwise disposed of any of its assets or rights other than in the ordinary course of business or (iv) redeemed or obligated itself to redeem any of its capital stock, other than repurchases of unvested shares of Common Stock from terminated employees and consultants at a repurchase price equal to the original issue price for such repurchased shares.

          (b) The Company is not subject to any restrictions under its Restated Articles or Bylaws, which could reasonably be expected to have a Material Adverse Effect.

          (c) The Company has not engaged in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          3.23  Changes.  Since December 31, 1998, there has not been:

          (a) any waiver by the Company of a valuable right or of a material debt owed to it;

          (b) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results, business or prospects of the Company (as such business is presently conducted and as it is now proposed to be conducted);

          (c) any change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject which would reasonably be expected to likely result in a Material Adverse Effect;

          (d) any change in any compensation arrangement or agreement with any executive officer;

          (e) any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which have not, either in any case or in the aggregate, resulted in a Material Adverse Effect;

          (f) any change, except in the ordinary course of business, in the contingent obligations of the Company (nor any contingent obligation of the Company regarding any director, shareholder, key service provider or officer of the Company) by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (g) any declaration or payment of any dividend or other distribution of assets of the Company, any redemption, purchase or acquisition by the Company of any of its outstanding capital stock, or the adoption or consideration of any plan or arrangement with respect thereto other than the Series B Preferred Stock Share Purchase Agreements entered into between the Company and each purchaser of the Company's Series B Preferred Stock which provide to the Company, in respect of the Series B Preferred Stock, certain rights of first refusal and certain rights to purchase upon involuntary transfer;

          (h) any resignation or termination of employment of any key employee or service provider of the Company, or to the Company's knowledge any plans with respect thereto;

          (i) to the Company's knowledge, any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect;

          (j) any change in the Company's accounting or internal control procedures and practices that affects the manner in which the Company's financial statements are prepared or that would require disclosure in the Company's financial statements;

          (k) any transaction which was not in the ordinary course of business; or

          (l) any damage to, destruction of or loss of physical property (whether or not covered by insurance) resulting or that could reasonably be expected to result in a Material Adverse Effect.

          3.24 Real Property Holding Company. The Company is not and has not been at any time a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code of 1986, as amended.

          3.25 Investment Company. The Company is not, and after the receipt of the proceeds from the sale of the Shares hereunder will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.26 Employee Benefits Plans. Neither the Company nor any entity required to be aggregated with the Company under Section 414 (b), (c), (m) or
(o) of the Code maintains, contributes to or has any liability with respect to any Employee Benefit Plan as defined in Section 3(3), of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is covered by Title IV of ERISA. To the Company's knowledge, the transactions contemplated hereby will not involve any Prohibited Transaction (as defined in Section 4975 (c)(1)(A), (B),
(C) or (D) of the Code) or Section 406 (a) of ERISA (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions, or regulations issued thereunder) with respect to any employee benefit plan maintained by the Company.

          3.27 Minutes. The minute books of the Company provided to Special Counsel contain a complete summary of all meetings of directors (including committees thereof) and shareholders and all actions taken by written consent since the time of incorporation.

          3.28 Holding Company Status. The Company is not a "holding company," or a subsidiary or affiliate of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

          3.29 Accounting. The Company maintains and will continue to maintain a system of accounting established and administered in accordance with generally accepted accounting principles and has in place reasonable internal controls which are adequate and appropriate for the Company.

          3.30 Section 83(b Elections. To the knowledge of the Company, all individuals who have purchased shares of the Company's Common Stock subject to vesting restrictions or other substantial risks of forfeiture have filed timely elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

          3.31 Environmental and Safety Laws. The Company is not in violation of, or under investigation with respect to any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, it has obtained all necessary licenses, permits and other authorizations under, and no material expenditures are or will be required for the conduct of its business as planned to be conducted in order to comply with, any such existing statute, law or regulation. The Company has not handled, or transported or arranged for the transport of, any "hazardous material" on, to or from any property now or previously owned or leased by the Company in violation of applicable environmental laws and regulations. No oral or written notification of a "release" of a "hazardous material" has been filed by or on behalf of the Company and, to its knowledge, no property now or previously owned or leased by the Company is listed or proposed for listing on the "National Priorities List" or on any similar state list for sites requiring investigation or clean-up. For purposes of this Section 3.31, the terms "hazardous material," "release," and "National Priorities List" shall have the meanings ascribed thereto in applicable statutes, laws or regulations relating to the environment.

          3.32 Manufacturing and Marketing Rights. The Company has not granted rights to develop, manufacture, produce, assemble, license, distribute, market, or sell its products and/or services to any other person or entity and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, produce, assemble, license, distribute, market or sell its products and/or services.

          3.33 Undisclosed Liabilities. Except as reflected or reserved against in the Financial Statements, there are no obligations, indebtedness or other liabilities (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or to become due) of or relating to the Company or any of its assets or properties, other than obligations, indebtedness or other liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements delivered to the Investor and in accordance with the provisions of this Agreement and the Investors' Rights Agreement and except for obligations, indebtedness or other liabilities which in the aggregate do not exceed $50,000 and are not for tort or breach of contract.

          3.34 Qualified Small Business Stock. To the knowledge of the Company, as of the Closing Date, the Shares and Conversion Stock are eligible to qualify as "qualified small business stock" as defined in Section 1202(c) of the Code.

          4. Representations and Warranties of the Investors. Each Investor, as to itself only, hereby represents and warrants to the Company as follows:

          4.1 Authorization. This Agreement when executed and delivered by such Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, relief of debtors, other laws relating to or affecting enforcement of creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

          4.2 Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and has such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

          4.3 Investment. Such Investor is acquiring the Shares and the Conversion Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares and the Conversion Stock have not been, and will not be, registered under the 1933 Act by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Conversion Stock acquired upon conversion thereof. Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Conversion Stock may not, be registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirement of the 1933 Act.

          4.4 Rule 144. Such Investor acknowledges that the Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

          4.5 Rule 144A. Such Investor acknowledges that it is familiar with the provisions of Rule 144A promulgated under the 1933 Act, which permits resales of securities acquired in a nonpublic offering to certain qualified institutional buyers, subject to the satisfaction of certain conditions. Such Investor understands that the conditions under Rule 144A include, among other things, the right of the Investor and subsequent transferees of the Investor to obtain from the

Company certain information about the Company, if the Company has not been required to file periodic reports pursuant to Section 13 or 1 5(d) of the Securities Exchange Act of 1934. Such Investor's right to obtain such information shall be as set forth in Section 2.15 of the Investors Rights Agreement.

          4.6 No Public Market. Such Investor understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

          4.7 Access to Data. Such Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has also had an opportunity to ask questions of the Company's officers, which questions were answered to its satisfaction.

          4.8 Accredited Investor. Such Investor acknowledges that such Investor is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the 1933 Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal address of such Investor is that set forth under such Investor's name on Exhibit A.

          4.9 Brokers or Finders. The Investor has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder's fee or agents' commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

     5.  Conditions To Closing Of Investors.

          5.1 Conditions to Investors' Obligations at the Closing. Each Investor's obligation to purchase Shares at the Closing under this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by such Investor:

          (a) Representations and Warranties True. The representations and warranties made by the Company in Section 3 hereof shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

          (c) Consents. The Company shall have obtained all consents, permits and waivers necessary to consummate the transactions contemplated by this Agreement.

          (d) Opinion of the Company's Counsel. The Investors shall have received from Perkins Coie, counsel to the Company, an opinion letter addressed to the Investors in the form attached as Exhibit D.

          (e) Compliance Certificate. The Company shall have delivered to the Investors a certificate of the Company, executed by the President or a Vice President of the Company and dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 (a), (b) and (c) and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets, prospects or condition (financial or otherwise) of the Company since December 31, 1998.

          (f) Articles of Incorporation. The Restated Articles in substantially the form attached as Exhibit B shall have been filed with the Secretary of State of the State of Washington.

          (g) Ancillary Agreements. The Investors Rights Agreement shall have been executed by the Company, and, for purposes of Section 4 thereof, Nicolas Hanauer, Michael Galgon, Scott Lipsky and R.M. Leo. The Investors affiliated with Oak Investment Partners and the Company shall have entered into a Share Allocation Agreement in form and substance acceptable to the Oak-affiliated Investors and the Company.

          (h) Minimum Aggregate Purchase Price. At the Closing, the Investors shall purchase Shares having an aggregate purchase price of at least $19,000,000, provided that no Investor that has not paid for the Shares to be purchased by it hereunder may use the failure of this condition to be achieved as a reason for failure to tender the purchase price for the Shares to be purchased by such Investor.

          (i) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall have be reasonably satisfactory to Special Counsel, and the Investors and Special Counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (j) Reservation of Conversion Stock. The shares of the Conversion Stock issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

          (k) Compliance with Laws. The purchase of the Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

          (l) Board of Directors. The Company's board of directors at the Closing shall consist of the following three members: Nicholas Hanauer, Fredric Harman and Jason Green.

          (m) Good Standing Certificates. The Company shall have delivered to Special Counsel certificates dated as of a recent date issued by the Secretary of State of Washington to the effect that the Company is validly existing.

          (n) Secretary's Certificate. The Company shall have delivered to Special Counsel a certificate executed by the Secretary of the Company dated as of the Closing, certifying the following matters: (a) resolutions adopted by the Company's Board of Directors and shareholders relating to the transactions contemplated by this Agreement; (b) Restated Articles; (c) Bylaws of the Company; (d) incumbency of officers of the Company; and (e) such other matters as Special Counsel may reasonably request.

     6.  Conditions to Company's Obligations.

          6.1 Conditions to Company's Obligations at the Closing. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company (unless the Company shall have contributed in whole or in part to the nonoccurrence or nonfulfillment of such condition):

          (a) Representations and Warranties True. The representations and warranties made by the Investors herein shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the same date.

          (b) Consents. The Company shall have obtained all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to the Closing.

          (c) Articles of Incorporation. The Company shall have filed the Restated Articles in substantially the form attached as Exhibit B with the Secretary of State of the State of Washington on or prior to the Closing Date.

          (d) Ancillary Agreements. The Investors Rights Agreement shall have been executed by the Company and the Investors, and, for purposes of Section 4 thereof, Nicolas Hanauer, Michael Galgon, Scott Lipsky and R.M. Leo.

          (e) Minimum Aggregate Purchase Price; Payment. At the Closing, the Investors shall purchase Shares having an aggregate purchase price of at least $19,000,000. Each Investor shall have delivered the purchase price specified in
Section 1.2 against delivery by the Company to such Investor of the Shares set forth in the Schedule of Investors attached hereto as Exhibit A.

          (f) Compliance with all Laws. At the Closing, the purchase of the Shares by the Investors hereunder shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

          (g) Proceedings and Documents. All corporate and other proceedings in connection with the transaction contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

     7. Covenants of the Company. The Company hereby covenants and agrees as follows:

          7.1 Financial Information. The Company will provide each Investor with the reports specified in subsection (a) below and, for so long as the Investor is a holder of a minimum of 250,000 Shares or an equivalent amount of Conversion Stock or of an equivalent combination of Shares and Conversion Stock, including for purposes of this Section 7 any such Shares or Conversion Stock transferred to a constituent partner of an Investor, the reports specified in subsections (b) and (c) below:

          (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations, shareholders' equity and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited (without qualification) by independent auditors of national standing selected by the Company.

          (b) As soon as practicable after the end of each quarter and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarter, and consolidated statements of operations and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in comparative form the figures for the comparable prior year period and for the current fiscal year to date then reported, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail.

          (c) As soon as practicable after the end of each month and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month, and consolidated statements of operations and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, and setting forth in comparative form the budgeted figures for such period and for the current fiscal year then reported, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail.

          (d) A copy of the annual operating plan of the Company for the next fiscal year and an annual budget for the next fiscal year of the Company containing profit and loss projections, cash flow projections and capital expenditures, all on a monthly basis, in the form approved by the Company's board of directors, as soon as it is available but in any event prior to the end of the current fiscal year.

          (e) The obligation of the Company to furnish financial information under this Section 7.1 shall terminate upon a public offering or when the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

          7.2 Additional Information. For so long as an Investor is a holder of at least 100,000 Shares, Conversion Stock or a combination thereof including for the purposes of this Section 7 any such Shares or Conversion Stock transferred to a constituent partner, the Company will deliver or provide to such Investor with reasonable promptness, such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information unless such Investor is a member of the Company's Board of Directors or agrees to execute a reasonable covenant or agreement regarding the maintenance of the confidentiality of such information.

          7.3 Assignment of Rights to Financial Information. Subject to the limitations set forth in Sections 7.1 and 7.2, the rights granted pursuant to Sections 7.1 and 7.2 may be assigned or otherwise conveyed by the Investors or by any subsequent transferee to an investor who acquires a minimum of 100,000 Shares, Conversion Stock or a combination thereof, other than a competitor of the Company, as reasonably determined by the Board of Directors of the Company, excluding any director with an interest in such transferee, provided that written notice of such assignment or conveyance is given to the Company.

          7 4 Corporate Existence, Licenses and Permits; Maintenance of Properties. So long as any of the Shares shall remain outstanding, the Company will at all times cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America (except in connection with a merger or consolidation in which the Company is not the surviving corporation) and will do all things reasonably necessary to preserve and keep in force and effect, and cause each of its subsidiaries (if any) to preserve and keep in force and effect, all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights, licenses and permits necessary and material to the conduct of its and their respective businesses, and will maintain and keep, and cause each of its subsidiaries (if any) to maintain and keep, its and their properties in good repair, working order and condition (except for normal wear and tear), and from time to time make all needful and proper repairs, renewals and replacements.

          7.5 Taxes. So long as any of the Shares shall remain outstanding, the Company will duly pay and discharge, and will cause each of its subsidiaries (if any) duly to pay and discharge, all taxes, assessments and governmental charges upon or against the Company, its subsidiaries (if any) or their respective properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and the Company and its subsidiaries (if any) shall have set aside on its books adequate reserves with respect thereto.

          7.6 Insurance. So long as any of the Shares shall remain outstanding, the Company will apply for and continue in full force and effect adequate insurance covering the respective risks of the Company and its subsidiaries (if any) of such types and in at least such amounts and with such deductibles as are customary for other corporations engaged in similar lines of business and with good and responsible insurance companies.

          7.7 Books and Accounts. So long as any of the Shares shall remain outstanding, the Company will, and will cause each subsidiary (if any) to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles.

          7.8 Rights of First Refusal, Etc. The Company will not waive any right of first refusal of the Company on transfers of Common Stock by executive officers, directors or founders without the approval of its board of directors.

          7.9 Qualified Small Business Stock. The Company shall take all reasonable efforts to avoid repurchasing any shares of the Company in a manner that would cause the Shares purchased hereunder not to qualify as "Qualified Small Business Stock" and comply with the reporting requirements of Section 1202(d) of the Code and any related Treasury regulations. In addition, within a reasonable time (which shall not exceed 30 days) after any Investor delivers to the Company a written request therefor, the Company shall deliver to such Investor a written statement advising such Investor whether such Investor's interest in the Company constitutes "qualified small business stock" as defined n Section 1202(c) of the Code. The Company's obligation to furnish a written statement pursuant to this Section 7.9 shall continue notwithstanding the fact that a class of the Company's securities may be traded on an established securities market.

          7.10 Termination of Covenants. The covenants set forth in Sections 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.4 (other than the Company's obligation to furnish written statements pursuant to Code Section 1202(c) and the Treasury Regulations thereunder) shall terminate and be of no further force or effect upon the closing of the Company's initial underwritten public offering pursuant to an effective registration statement filed by the Company under the 1933 Act (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan).

     8.  Miscellaneous.

          8.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents, made and to be performed entirely within the State of Washington.

          8.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Investors and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          8.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

          8.4 Entire Agreement. This Agreement, the Exhibits and the other documents delivered pursuant to this Agreement or contemplated hereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.5 Severability. In case any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially, changes the economic benefit of this Agreement to any party.

          8.6 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares of the Conversion Stock (assuming for purposes of this Section 8.6 conversion of all then outstanding Shares), provided, however that any amendment adversely affecting any individual holder only shall require the consent of such holder. Any amendment or waiver effected in accordance with this Section 8.6 shall be binding upon each holder of any Shares or Conversion Stock purchased under this Agreement at the time outstanding, each future holder of all such securities and the Company.

          8.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Investors or any subsequent holder of any Shares upon any breach, default or noncompliance of the Company under this Agreement or under the Restated Articles, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Investors' part of any breach, default or noncompliance under this Agreement or under the Restated Articles or any waiver on the Investors' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, the Restated Articles, by law, or otherwise afforded to the Investors, shall be cumulative and not alternative.

          8.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by first class mail, postage prepaid, addressed: (a) if to an Investor, at such Investor's address as set forth on the Schedule of Investors, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address as set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Investors in writing.

          8.9 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall also pay the fees and expenses of special counsel ("Special Counsel") to the Investors in connection with the transactions contemplated hereby up to a maximum aggregate amount of $20,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors Rights Agreement or the Restated Articles, the prevailing party shall be entitled to reasonable attomey's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled at law or in equity.

          8.10 Titles and Subtitles. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              COMPANY:

                              AVENUE A, INC.


                              By:  /s/ Nicholas Hanauer
                                  ----------------------------------
                                  Nicolas Hanauer, Chairman

                              Address:  1100 Olive Way, Suite 1270
                                        Seattle, WA 98101

                              INVESTORS:

                              VOYAGER CAPITAL FUND I, L.P.

                              By:  Voyager Capital Management, L.L.C.
                                   Its General Partner


                              By:
                                  ----------------------------------
                                  Enrique Godreau, Managing Director

                              VOYAGER CAPITAL FOUNDERS FUND, L.P.

                              By:  Voyager Capital Management, L.L.C.
                                   Its General Partner


                              By:
                                  ----------------------------------
                                  Enrique Godreau, Managing Director

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              COMPANY:

                              AVENUE A, INC.


                              By:
                                  -----------------------------------
                                  Nicolas Hanauer, Chairman

                              Address:  1100 Olive Way, Suite 1270
                                        Seattle, WA 98101

                              INVESTORS:

                              VOYAGER CAPITAL FUND I, L.P.

                              By:  Voyager Capital Management, L.L.C.
                                   Its General Partner


                              By:  /s/ Enrique Godreau III
                                  -----------------------------------
                                  Enrique Godreau, Managing Director

                              VOYAGER CAPITAL FOUNDERS FUND, L.P.

                              By:  Voyager Capital Management, L.L.C.
                                   Its General Partner


                              By:  /s/ Enrique Godreau III
                                  -----------------------------------
                                  Enrique Godreau, Managing Director

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.


                              OAK INVESTMENT PARTNERS VIII, L.P.

                              By:  Oak Associates VIII, LLC
                                   Its General Partners


                              By:       /s/ Fredric Harman
                                 -------------------------------
                                 Fredric Harman, Managing Member


                              OAK VIII AFFILIATES FUND, L.P.

                              By:  Oak VIII Affiliates Fund, L.L.C.
                                   Its General Partner


                              By:       /s/ Fredric Harman
                                 -------------------------------
                                 Fredric Harman, Managing Member

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              U.S. VENTURE PARTNERS VI, L.P.

                              By:  Presidio Management Group VI, L.L.C.
                                   Its General Partner


                              By:       /s/ Michael P. Maher
                                 --------------------------------
                                     Michael P. Maher
                                     Attorney-in-Fact

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              KIRLAN VENTURE PARTNERS II, L.P.

                              By:  Kirlan Venture Capital, Inc.
                                   Its General Partner


                              By:       /s/ Daniel C. Regis
                                 -------------------------------
                                 Daniel C. Regis, President

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              NORMAL H. NIE, TRUSTEE, NORMAN H. NIE REVOCABLE TRUST DATED 3/15/91



                              By:       /s/ Norman Nie
                                 --------------------------
                                   Norman Nie, TRUSTEE

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              MEDIA PARTNERS



                              By:    /s/ John R. Jacobs
                                 -------------------------
                                 John R. Jacobs, General Partner

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.

                              THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP

                              By:  Phoenix Management IV, L.L.C.
                                   Its General Partner


                              By:        /s/ D. B. J.
                                 --------------------------------
                                   David B. Johnston, Member

     The foregoing Series C Preferred Stock Purchase Agreement is executed as of the date first above written.


                                By:       /s/ R. Michael Leo
                                   --------------------------------
                                   R. Michael Leo